Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 28, 2014, with respect to the consolidated financial statements of Square 1 Financial, Inc. contained in the Prospectus, filed on March 26, 2014, relating to the Registration Statement on Form S-1 (File No. 333-193197), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

Charlotte, North Carolina
April 11, 2014